Exhibit 99.1

Brinks Home Security Announces Bulk Acquisition of Residential and Commercial Alarm Monitoring Contracts

Transaction Further Validates Low Cost Earn Out Structure, Largely Mitigating Attrition Risk

Dallas-Fort Worth, TX - December 24, 2020 – Monitronics International, Inc. and its subsidiaries (doing business as Brinks Home Security®), (“Brinks Home Security” or the “Company”) (OTC: SCTY) today announced that it has acquired approximately 30,000 residential and small business and 8,000 large commercial alarm monitoring contracts from Select Security (the “seller”) totaling approximately $2.0 million in recurring monthly revenue (“RMR”). Brinks Home Security will take ownership of the alarm monitoring contracts through an earn out structure that includes a $10 million upfront payment and a 50-month earn out period (“Earn Out Period”).

Per the terms of the transaction, the seller will transfer title to all accounts to a Special Purpose Vehicle (“SPV”). Title to the Accounts will be transferred from the SPV to Brinks Home Security periodically during the Earn Out Period with title to all Accounts transferred by Month 50. In addition to the accounts, Brinks Home Security is retaining the majority of Select Security’s Commercial Sales, Field Technicians, and Customer Service employees, as well as certain office locations to offer the highest level of service to these customers. For 90 days following close, the seller will provide certain transition services to Brinks Home Security, and following the transition period, Brinks Home Security will manage all aspects of the customer experience.

“We are excited about the value this transaction creates and its alignment with our core objective of “creating profitable accounts at scale and holding for life”, while also opening the door for similar opportunities in the future,” said Brinks Home Security Chief Executive Officer, William Niles. “I am also thrilled to welcome the Select Security sales organization, technicians and customer care employees to the Brinks Home Security family. I look forward to integrating them into our customer-centric culture that serves as the guiding force behind all key decisions in our organization. We are also excited to expand our footprint into the large commercial security segment and to bring Brinks Home Security’s high-touch customer service to the entire Select Security customer base.”

Imperial Capital served as the exclusive financial advisor to Brinks Home Security in the transaction.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in North America. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures over 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has one of the nation’s largest networks of independent authorized dealers and agents – providing products and support to customers in the U.S., Canada, and Puerto Rico – as well as direct-to-consumer sales of DIY and professionally installed products.

Forward Looking Statement

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential and expansion, the success of new products and services, the launch of Brinks Home Security's consumer financing solution; the anticipated benefits of the Brinks Home Security’s rebranding; customer retention; account creation and related cost; anticipated account generation; future financial performance; debt refinancing; recovery of insurance proceeds and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to us, our ability to capitalize on acquisition opportunities, general market and economic conditions, including global economic concerns due to the COVID-19 outbreak, and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Monitronics International, Inc., including the most recent Forms 10-K and 10-Q for additional information about us and about the risks and uncertainties related to our business which may affect the statements made in this press release.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com

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